UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2015
Biogen Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Binney Street, Cambridge, Massachusetts 02142
(Address of principal executive offices; Zip Code)

Registrant’s telephone number, including area code: (617) 679-2000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On August 28, 2015, Biogen Inc. (the “Company”) entered into a Credit Agreement with Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and the lenders party thereto (the “Credit Agreement”). The Credit Agreement provides for a $1.0 billion five year unsecured, revolving credit facility (the “Revolving Credit Facility”).

Borrowings under the Revolving Credit Facility are available for working capital, capital expenditures, acquisitions and other lawful corporate purposes.  No proceeds from the Revolving Credit Facility were drawn down as of the closing date of the Credit Agreement.

Revolving loans under the Credit Agreement (other than swing line loans) will bear interest at rate per annum equal to a Eurodollar Rate - the London Interbank Offered Rate for dollar deposits (“LIBOR”) plus an applicable margin ranging from 0.75% to 1.50% depending on the ratings of the Company's non-credit enhanced, senior unsecured long-term debt, as determined by either Standard & Poor's or Moody's (the “Debt Ratings”) or, at the Company’s option, a Base Rate equal to the higher of (i) the Bank of America prime rate, (ii) the Federal Funds Rate plus 0.50% and (iii) a daily rate equal to one month LIBOR plus 1.00%, plus an applicable margin ranging from 0% to .50% based on the Company's Debt Ratings (the “Base Rate”). Swing line loans will bear interest at the Base Rate plus the applicable margin for Base Rate loans.

The Revolving Credit Facility will terminate and all amounts outstanding thereunder are due and payable five years from the closing date, subject to certain extension options as set forth in the Credit Agreement.  Under the Revolving Credit Facility, voluntary prepayments are permitted, in whole or in part, in minimum amounts without premium or penalty, other than customary breakage costs with respect to LIBOR borrowings. The Revolving Credit Facility requires quarterly interest payments or, in the case of LIBOR loans, at the end of the interest period therefor, with the principal due on the maturity date.

The Credit Agreement contains customary representations and warranties, affirmative and negative covenants and events of default. The Credit Agreement also includes a financial covenant requiring the Company to maintain, measured as of the end of each fiscal quarter, a maximum consolidated leverage ratio of 3.5 to 1.0.

A copy of the Credit Agreement is attached hereto as Exhibit 10.1, and is incorporated herein by reference. The description of the Credit Agreement is a summary only and is qualified in its entirety by the terms of the Credit Agreement.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

The exhibit listed on the Exhibit Index immediately preceding such exhibit is filed as part of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOGEN INC.

By: _/s/ Steven N. Avruch_______________
Steven N. Avruch
Chief Corporation Counsel and
Assistant Secretary

Date: August 31, 2015

EXHIBIT INDEX

Exhibit Number	Description
10.1	Credit Agreement between Biogen Inc., Bank of America, N.A., as administrative agent, swing line lender and an L/C issuer, and the other lenders party thereto.